As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CIRCLE INTERNET GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	99-2840247
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One World Trade Center

New York, NY 10007

(332) 334-0660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeremy Allaire

Chairman and Chief Executive Officer

Circle Internet Group, Inc.

One World Trade Center New York, NY 10007

(332) 334-0660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Sarah K. Wilson General Counsel & Corporate Secretary Circle Internet Group, Inc. One World Trade Center New York, NY 10007 (332) 334-0660

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

CLASS A COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

We or any selling securityholder may offer and sell, from time to time, in one or more offerings, any combination of the following securities: Class A common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, or units (collectively, the “securities”). This prospectus describes the general terms of these securities. We will provide the specific terms of these securities, the specific manner in which these securities will be offered and sold and, if applicable, information about any selling securityholder in supplements to this prospectus. The prospectus supplements may also supplement, update, or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CRCL.”

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 5, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we or any selling securityholder may offer and sell from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus describes the general terms of these securities. We will provide the specific terms of these securities, the specific manner in which these securities will be offered and sold and, if applicable, information about any selling securityholder in supplements to this prospectus. The prospectus supplements may also supplement, update, or amend information contained in this prospectus.

Before buying any of the securities offered by this prospectus, you should carefully read both this prospectus and any prospectus supplement, together with all of the information incorporated by reference in this prospectus. These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement, or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

Neither we nor any selling securityholders, underwriters, dealers, or agents have authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any selling securityholders, underwriters, dealers, or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Unless otherwise indicated or the context otherwise requires, “Circle,” the “Company,” “we,” “us,” and similar terms refer to Circle Internet Group, Inc. and its consolidated subsidiaries.

OUR COMPANY

Overview

Our mission is to raise global economic prosperity through the frictionless exchange of value.

We were founded in 2013, on the belief that we could connect the world more deeply by building a new global economic system on the foundation of the internet, and facilitate the creation of a world where everyone, everywhere can share value as easily as we can today share information, content, and communications.

Financial services are undergoing a transition analogous to the internet’s evolution from closed networks to open, standardized infrastructure that enables new applications, business models, and network effects. While the incumbent financial system has enabled substantial global economic activity and societal advancement, it remains constrained by legacy infrastructure and fragmented, intermediated networks that pass on excessive cost, slow settlement, limit interoperability, and create barriers to access. At the same time, these constraints create a significant opportunity to modernize how value moves—unlocking faster settlement, lower costs, greater interoperability, and broader access at internet scale. We believe digital assets, public blockchain networks, and related applications and services can address these constraints and seize the opportunity available by enabling the secure, efficient storage and transfer of value on the internet that is scalable and accessible.

Our platform, anchored by our stablecoin network, plays a critical role in the emerging internet financial system. We are building one of the largest and most widely used full-stack, internet financial platform businesses. The value of our platform grows as more companies and developers connect into our network and build upon our infrastructure, creating products and services that enhance utility, expand distribution, and so add value to the network.

Company and Corporate Information

Our principal executive office is located at One World Trade Center, New York, NY 10007, and our telephone number is (332) 334-0660. Our website is www.circle.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 10-K, and any updates to those risk factors in our other SEC filings that are incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy, technology, and plans and objectives of management for future operations, are forward-looking statements. Many of the forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will,” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for working capital and general corporate purposes. Unless otherwise indicated in a prospectus supplement, we will not receive any proceeds from an offering of securities by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

Our authorized capital stock consists of (i) 3,500,000,000 shares of common stock, par value $0.0001 per share, which is divided into several series, consisting of 2,500,000,000 shares of Class A common stock, par value $0.0001 per share, 500,000,000 shares of Class B common stock, par value $0.0001 per share, and 500,000,000 shares of Class C common stock, par value $0.0001 per share, and (ii) 500,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Except as otherwise expressly provided by our certificate of incorporation or required by applicable law, shares of Class A common stock, Class B common stock, and Class C common stock have the same rights, powers, and privileges and rank equally, share ratably, and are identical in all respects as to all matters.

Voting rights. Except as otherwise expressly provided by our certificate of incorporation or required by applicable law, holders of Class A common stock, Class B common stock, and Class C common stock vote together as a single class. Except as otherwise expressly provided by our certificate of incorporation or required by applicable law, (i) each holder of Class A common stock, as such, is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote, (ii) each holder of Class B common stock, as such, is entitled to five votes for each share of Class B common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that if the aggregate voting power of all outstanding shares of Class B common stock entitled to vote on a matter on which stockholders are generally entitled to vote exceeds 30% of the aggregate voting power of our capital stock outstanding and entitled to vote on such matter, then the number of votes on such matter to which each outstanding share of Class B common stock is entitled will be automatically and proportionally reduced so that the aggregate voting power of all outstanding shares of Class B common stock entitled to vote on such matter equals 30% of the aggregate voting power of the capital stock outstanding and entitled to vote on such matter, and (iii) each holder of Class C common stock, as such, is not entitled to vote on and does not have any voting power with respect to shares of Class C common stock held of record by such holder on any matter on which stockholders generally are entitled to vote (including, for the avoidance of doubt, the election and removal of directors) other than to the extent set forth in our certificate of incorporation or otherwise required by applicable law.

Dividend rights. Whenever a dividend is paid to the holders of Class A common stock, Class B common stock, or Class C common stock then outstanding, we will also pay to the holders of each other series of common stock then outstanding an equal dividend per share on an equal priority, pari passu basis, unless different treatment of the shares of each such series is or has been approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B common stock entitled to vote thereon and, if and only if such different treatment would significantly and adversely affect the rights or preferences of the holders of the Class C common stock, then by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class C common stock entitled to vote thereon, each voting separately as a class; provided, however, that (x) if the dividend is paid in the form of shares of Class A common stock, Class B common stock, or Class C common stock (or securities convertible into or exchangeable for, or that evidence the right to purchase or acquire, shares of Class A common stock, Class B common stock, or Class C common stock), then the holders of Class A common stock will receive shares of Class A common stock (or securities convertible into or exchangeable for, or that evidence the right to purchase or acquire, shares of Class A common stock), holders of Class B common stock will receive shares of Class B common stock (or securities convertible into or exchangeable for, or that evidence the right to purchase or acquire, shares of Class B common stock), and holders of Class C common stock will receive shares of Class C common stock (or securities convertible into or exchangeable for, or that evidence the right to purchase or acquire, shares of Class C common stock), with each share of common stock receiving an identical number of shares of common stock (or securities convertible into or exchangeable for, or that evidence the right to purchase or acquire, shares of common stock), (y) if the dividend is paid in our securities other than those in clause (x), then the holders of Class A common stock, Class B common stock, and Class C common stock will receive identical securities on an equal per share basis, except that, if the securities received by the holders of Class C common stock would be deemed a Class of Voting Shares, such securities will by their terms have no voting rights, and (z) if the dividend is paid in securities other than our securities, then the holders of Class A common stock, Class B common stock, and Class C common stock will either receive identical securities on an equal per share basis or receive different classes or series of securities on an equal per share basis, or, in the case of holders of Class C common stock, a holder of Class C common stock may elect to instead receive the cash equivalent of such securities (as determined by us), provided that such different classes or series of securities do not differ in any respect other than their relative voting rights, with holders of Class B common stock receiving the class or series of securities having higher relative voting rights as compared to, and proportional with the existing relative voting rights of, the holders of Class A common stock, and holders of Class A common stock receiving securities of a class or series having lesser relative voting rights as compared to, and proportional with the existing relative voting rights of, the holders of Class B common stock, and holders of Class C common stock receiving securities of a class or series having no voting rights.

Rights upon liquidation. In the event of liquidation, dissolution, or winding up, after payment or provision for payment of the debts and liabilities and subject to the payment in full of the preferential or other amounts to which any series of preferred stock are entitled, shares of Class A common stock, Class B common stock, and Class C common stock will be treated equally, identically, and ratably, on a per share basis, and be entitled to receive an equal amount per share of all the assets of whatever kind available for distribution to holders of shares of any class of capital stock, unless different treatment of the shares of each such series is or has been approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B common stock entitled to vote thereon and, if and only if such different treatment would significantly and adversely affect the rights or preferences of the holders of the Class C common stock, then by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class C common stock entitled to vote thereon, each voting separately as a class.

Mergers and consolidations. In connection with any merger or consolidation with or into any other entity, or any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, shares of Class A common stock, Class B common stock, and Class C common stock will be treated equally, identically, and ratably, on a per share basis, including with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to holders of common stock, unless different treatment of the shares of each such series is or has been approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B common stock entitled to vote thereon and, if and only if such different treatment would significantly and adversely affect the rights or preferences of the holders of the Class C common stock, then by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class C common stock entitled to vote thereon, each voting separately as a class; provided, however, the holders of Class A common stock, Class B common stock, and Class C common stock will be deemed to have been treated equally, identically, and ratably, on a per share basis if such holders receive different classes or series of securities on an equal per share basis, provided that such different classes or series of securities do not differ in any respect other than their relative voting rights, with holders of Class B common stock receiving the class or series of securities having higher relative voting rights as compared to, and proportional with the existing relative voting rights of, the holders of Class A common stock, and holders of Class A common stock receiving securities of a class or series having lesser relative voting rights as compared to, and proportional with the existing relative voting rights of, the holders of Class B common stock, and holders of Class C common stock receiving securities of a class or series having no voting rights. In determining whether shares of Class A common stock, Class B common stock, and Class C common stock are treated equally, identically, and ratably, on a per share basis, the following will not be considered: (i) any consideration to be paid to or received by a holder of common stock pursuant to any indemnification, bona fide employment, consulting, severance, or similar services arrangement, and (ii) any consideration to be paid to or received by a holder of common stock pursuant to any negotiated agreement between such holder (or any affiliate thereof) with any counterparty (or affiliate thereof) to such merger, consolidation, or other transaction wherein such holder (or affiliate thereof) is contributing, selling, transferring, or otherwise disposing of shares of our capital stock to such counterparty (or affiliate thereof), or such shares are being converted or exchanged, as part of a “rollover” or similar transaction in connection with such merger, consolidation, or other transaction.

Reclassification, split, subdivision, or combination. If we reclassify, split, subdivide, or combine the outstanding shares of Class A common stock, Class B common stock, or Class C common stock, the outstanding shares of each other series of common stock will concurrently therewith be proportionately reclassified, split, subdivided, or combined in a manner that maintains the same proportionate equity ownership among the holders of the outstanding shares of Class A common stock, the holders of the outstanding shares of Class B common stock, and the holders of the outstanding shares of Class C common stock on the record date for such reclassification, split, subdivision, or combination, as the case may be.

Conversion, exchange, and transferability. Shares of Class A common stock are not convertible into any other class of shares.

Each outstanding share of Class B common stock may at any time, at the option of the holder, be converted into one share of Class A common stock. In addition, each outstanding share of Class B common stock will be automatically converted into one share of Class A common stock upon the earliest to occur of: (i) a transfer other than a “permitted transfer” described in our certificate of incorporation of such share of Class B common stock; (ii) in the case of Class B common stock held by any trust, partnership, corporation, foundation, charity, or other entity, upon such trust, partnership, corporation, foundation, charity, or other entity ceasing to be controlled by Jeremy Allaire or P. Sean Neville; (iii) the approval of such conversion by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B common stock entitled to vote thereon, voting separately as a class, and the satisfaction or occurrence of any condition or event on which such conversion is contingent, as specified in such approval; (iv) 5:00 p.m., New York time, on the first day on which the aggregate number of shares of Class B common stock held by Jeremy Allaire and entities controlled by Jeremy Allaire is less than 50% of the aggregate number of shares of Class B common stock held by Jeremy Allaire and entities controlled by Jeremy Allaire on the closing date of our initial public offering; (v) 5:00 p.m., New York time, on the first day on which Jeremy Allaire is neither the Chief Executive Officer nor the Chairperson of our board of directors; and (vi) 5:00 p.m., New York time, on the date that is five years after the closing date of our initial public offering. “Permitted transfers” include transfers made to Jeremy Allaire, P. Sean Neville, any trust formed solely for the benefit of Jeremy Allaire or P. Sean Neville, or their respective immediate family members and controlled by Jeremy Allaire or P. Sean Neville, as applicable, and partnerships, corporations, foundations, charities, and other entities controlled by Jeremy Allaire or P. Sean Neville. Once converted into Class A common stock, the Class B common stock may not be reissued.

Each outstanding share of Class C common stock will continue to be a share of Class C common stock for as long as it is owned or controlled by a BHC Stockholder, or any other assignee or transferee of such BHC Stockholder; provided, however, that any such share of Class C common stock shall convert to a share of Class A common stock in the hands of a third party that is not an “affiliate” (as that term is defined for purposes of the

BHC Act) of such BHC Stockholder or assignee or transferee of such BHC Stockholder upon the third party’s election, submitted in writing to us, but only if (x) such election is made at the time of such assignment or transfer and (y) such Class C common stock is assigned or transferred to a person that is not an “affiliate” (as that term is defined for purposes of the BHC Act) of the assignor or transferor and such assignment or transfer is: (i) to us; (ii) in a transaction in which no assignee or transferee (or group of associated assignees or transferees) would receive 2% or more of the outstanding shares of any Class of Voting Shares of ours; (iii) in a widespread public distribution; or (iv) to an assignee or transferee that would control more than 50% of every Class of Voting Shares of ours without any transfer from the assignor or transferor. “BHC Act” means the U.S. Bank Holding Company Act of 1956. “BHC Stockholder” means any stockholder that is subject to the BHC Act, including any “affiliate” of such stockholder as that term is defined for purposes of the BHC Act, that provides us with written notice stating that the stockholder irrevocably elects to be treated as a BHC Stockholder for purposes of our certificate of incorporation. A BHC Stockholder shall cease to be a BHC Stockholder upon providing written notice to us that, due to a change of law or regulation, change to its business or operations, divestiture or other transaction, it has ceased to be a BHC Stockholder, provided that any share of Class C common stock may only convert to a share of Class A common stock pursuant to our certificate of incorporation and shall not convert to a share of Class A common stock (or any other series other than of Class C common stock) pursuant to the BHC Stockholder’s provision of such written notice. “Class of Voting Shares” has the same meaning given to that term in Section 225.2(q)(3) of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. § 225.2(q)(3)).

Other rights. The holders of our common stock have no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our board of directors has the authority to issue the preferred stock in one or more series and to fix the designations, powers, preferences, and relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to each such series and the number of shares constituting each such series, without further vote or action by the stockholders.

The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any of the preferred stock.

Election and Removal of Directors

Our board of directors may consist of between three and 12 directors. The exact number of directors will be fixed from time to time by resolution of the board and is currently fixed at eight directors. No director may be removed except for cause, and directors may be removed for cause by an affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring on the board of directors and any newly created directorship may be filled only by a majority of the remaining directors in office.

Board Composition

Our board of directors is divided into three classes serving staggered three-year terms. Class I, Class II, and Class III directors will serve until our annual meetings of stockholders in 2027, 2028, and 2029, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our board of directors could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Limits on Written Consents

Our certificate of incorporation and our bylaws provide that holders of our common stock will not be able to act by written consent without a meeting.

Stockholder Meetings

Our certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called only by our board of directors, the chairperson of our board of directors, or by our chief executive officer. Our certificate of incorporation and our bylaws specifically deny any power of any other person to call a special meeting.

Forum Selection

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, or stockholder to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of Delaware General Corporation Law, our certificate of incorporation or our bylaws or as to which Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware; provided that the foregoing provision does not apply to claims brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any claim for which the U.S. federal courts have exclusive jurisdiction. In addition, our bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district court for the District of Delaware is the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or the Exchange Act. Any person or entity holding, purchasing, or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and to have consented to these forum selection provisions.

These forum selection provisions may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the state of Delaware and limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. While Delaware courts have determined that forum selection provisions are facially valid, it is possible that a court of law in another jurisdiction could rule that the forum selection provisions contained in our bylaws are inapplicable or unenforceable if they are challenged in a proceeding or otherwise. If a court were to find the forum selection provision in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

Amendment of Certificate of Incorporation

The provisions of our certificate of incorporation described under “—Common Stock,” “—Amendment of Bylaws,” “—Election and Removal of Directors,” “—Board Composition,” “—Stockholder Meetings,” and “—Limits on Written Consents” may be amended only by the affirmative vote of holders of at least 66 2⁄3% of the total voting power of all outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. The affirmative vote of holders of at least a majority of the voting power of our outstanding shares of stock will generally be required to amend other provisions of our certificate of incorporation.

Amendment of Bylaws

Our bylaws may generally be altered, amended, or repealed, and new bylaws may be adopted, with the affirmative vote of a majority of directors in any manner not inconsistent with Delaware law or our certificate of incorporation or the affirmative vote of holders of 66 2⁄3% of the total voting power of all outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

Other Limitations on Stockholder Actions

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. In order to submit a nomination for our board of directors, a stockholder must submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation of Liability of Directors and Officers

Our certificate of incorporation provides that no director or officer will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except as required by applicable law, as in effect from time to time. Currently, the Delaware General Corporation Law requires that liability be imposed for the following:

•	a director’s or officer’s breach of the director’s or officer’s duty of loyalty to our company or our stockholders;

•	a director’s or officer’s act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	a director’s unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law;

•	a director or officer for any transaction from which the director or officer derived an improper personal benefit; and

•	an officer in any action by or in the right of our company.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director or officer for breach of fiduciary duty as a director or officer, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify any director or officer of our company against all damages, claims, and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent, or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. Section 203 also may have the effect of preventing changes in our management and could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

Anti-Takeover Effects of Some Provisions

Some provisions of our certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of control of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

DESCRIPTION OF DEPOSITARY SHARES

The applicable prospectus supplement will include a description of the material terms of any depositary shares representing preferred stock offered hereby.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities and/or whether the terms and conditions of the debt securities of a series will be different in one or more respects from the terms and conditions described below.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture to be entered into between us and The Bank of New York Mellon, a New York banking corporation, as trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture.

We have filed the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us,” and “our” are to Circle Internet Group, Inc. and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit our ability to incur additional indebtedness, including indebtedness that is secured, senior to or equal in right of payment to debt securities issued under the indenture. The indenture also does not limit the amount of debt securities that we may issue under the indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.

Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement.

If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon, at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title and designation of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•	whether the debt securities will be guaranteed by any persons;

•	whether the debt securities rank as senior debt or subordinated debt and the terms of any subordination;

•	whether the debt securities will be secured or unsecured;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon the right, if any, to extend the interest payment periods and the duration of such extensions, the regular record date for interest, if any, payable on any interest payment date and the method by which such rate or rates or date or dates is determined;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

our right, if any, to redeem debt securities of the series and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any mandatory redemption or sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•	if other than U.S. dollars, the currency or currencies in which the debt securities of a series are denominated;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currency or currencies other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•	the terms applicable to any debt securities issued at a discount to their stated maturity;

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more registered global securities and, in that case, the respective depositaries for those registered global securities and the form of any legend or legends which will be borne by any registered global securities, and any circumstances in which any registered global security may be exchanged in whole or in part for debt securities registered, and any transfer of a registered global security in whole or in part may be registered, in the name or names of persons other than the depositary for that registered global security or a nominee thereof and any other provisions governing exchanges or transfers of registered global securities;

•

if the debt securities of a series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•	whether and under what circumstances we will pay additional amounts on the debt securities;

•	any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents;

•	any provisions for the remarketing of the debt securities of the series;

•	price or prices at which the debt securities of the series will be issued; and

•	any other terms of the debt securities, any other additions or changes in the provisions of the indenture.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday, a Sunday, or a day on which banking institutions in the city (or in any of the cities, if more than one) in which amounts on the debt securities are payable are not required by any applicable law or regulation to be open.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities unless otherwise specified in the applicable prospectus supplement. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and accrued and unpaid interest, if any, to but excluding the redemption date, on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Registered Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

All amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Consolidation, Merger or Sale

We cannot consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (other than to one or more of our subsidiaries) unless (1) we will be the continuing corporation or (2) the successor corporation or person to whom our assets are conveyed, transferred or leased is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on any debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities outstanding under the indenture, we shall be discharged from all our obligations under the debt securities and the indenture.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following with respect to any series of debt securities:

•

failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;

•

failure to perform any other covenant applicable to such series for 90 days after notice of such failure, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	certain events relating to our bankruptcy, insolvency or reorganization; or

•	any other Event of Default provided in the applicable resolution of our board of directors or the officer’s certificate or supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest or principal involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of such series to be due and payable immediately.

If an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of debt securities outstanding under the indenture affected thereby may declare the entire principal amount of all of such series of debt securities due and payable immediately.

The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture provides that the trustee shall within 90 days after the trustee shall have actual knowledge or received written notice of the occurrence of a default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested in writing that the trustee institute the action;

•	the requesting holders have offered the trustee security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

We will be required to deliver annually to the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add one or more guarantees for the benefit of holders of debt securities;

•	cure any ambiguity, defect or mistake or correct any inconsistency in the indenture;

•	establish the forms or terms of additional series of debt securities under the indenture;

•

conform any provision of the indenture to the description of debt securities, the description of the notes sections included in the applicable prospectus supplement or any other relevant section of the applicable prospectus supplement describing the terms of the debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	make any change that does not materially adversely affect the right of any holder; and

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected by such amendment, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of each such series.

We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

•	alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•

reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

•	modify any provisions set forth in this paragraph.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or, in the case of any debt securities denominated in a foreign currency, foreign government obligations, as trust funds, in an amount sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee at least two business days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption.

Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series;

•	no default or Event of Default with respect to the debt securities of a series shall have occurred and be continuing on the date of deposit;

•

we deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law; and

•	we deliver to the trustee an officer’s certificate and an opinion of counsel each stating that we have complied with all of the above requirements.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Registered Global Securities

Unless otherwise provided in the applicable prospectus supplement, we will issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of Circle, the trustee or any other agent of Circle’s or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon will serve as trustee under the indenture.

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office in the United States designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of Circle, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the warrants in respect of which the prospectus supplement is delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement, currencies or commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies, or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies, or commodities and any acceleration, cancellation, or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of any combination of the following securities: Class A common stock, preferred stock, depositary shares, debt securities, warrants, or purchase contracts. The applicable prospectus supplement will describe:

•

the terms of the units and of the warrants, debt securities, and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent, or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company, or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer, or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents, or any other agent of the Company, agent of the trustees, or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent, or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement or in filings that we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We and/or the selling securityholders (and any of their permitted pledgees, donees, transferees, assignees and successors-in-interest), if applicable, may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters, brokers or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on a securities exchange or otherwise;

•	through agents;

•	through a combination of any of these methods of sale; or

•	any other method permitted by law or described in the applicable prospectus supplement.

The securities covered by this prospectus may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The prospectus supplement will state the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	any delayed delivery arrangements;

•	if applicable, the name or names of any selling securityholders;

•	the purchase price of the securities and the proceeds to be received by us or the selling securityholders;

•	the method of distribution of such securities offered thereby;

•	any over-allotment or other options under which underwriters may purchase additional securities from us or any selling securityholders;

•	any underwriting discounts or agency fees and other items constituting compensation to underwriters’, dealers’ or agents’ compensation;

•	any public offering price;

•	any material relationship with underwriters;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange or market on which the securities may be listed; and

•	any other material terms of the offering.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Registration of any securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

Any public offering price, dealer purchase price, discount, commission or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents involved in the offering of the securities may be customers of, affiliates of, engage in transactions with, or perform services for, us, our subsidiaries or other affiliates or any selling securityholder in the ordinary course of their businesses.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

VALIDITY OF THE SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, NY.

EXPERTS

The financial statements of Circle Internet Group, Inc., incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The financial statements and financial highlights of Circle Reserve Fund as of April 30, 2026 and 2025, for the years ended April 30, 2026, 2025 and 2024 and for the period from November 3, 2022 (commencement of operations) through April 30, 2023 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial highlights have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

We maintain a corporate website at www.circle.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026;

•	our Current Reports on Form 8-K filed with the SEC on March 17, 2026, May 11, 2026 (solely with respect to information filed under Item 8.01) and May 18, 2026, June 12, 2026, and July 2, 2026; and

•	our Registration Statement on Form 8-A filed with the SEC on May 27, 2025 and any amendment or report filed for the purpose of updating such description.

All subsequent documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination of the offering or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.circle.com. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us: Investor Relations, Circle Internet Group, Inc., One World Trade Center, New York, NY 10007; (332) 334-0660.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$		*
FINRA filing fee		225,500
Trustees’ and transfer agents’ fees			**
Printing expenses			**
Legal fees and expenses			**
Accounting fees and expenses			**
Miscellaneous			**

TOTAL	$

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits, or proceedings in which such person is made a party by reason of such person being or having been our director, officer, employee or agent. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise. Our certificate of incorporation provides for indemnification by us of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. There is no pending litigation or proceeding involving our directors or executive officers for which indemnification is sought.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for (i) a director’s or officer’s breach of the director’s or officer’s duty of loyalty to our company or our stockholders, (ii) a director’s or officer’s act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) a director’s unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, and (v) an officer in any action by or in the right of our company. Our certificate of incorporation provides for exculpation of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Any underwriting agreement that we may enter into may provide for indemnification of our directors and officers by the underwriters against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 6, 2025 (File No. 001-42671))

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on June 6, 2025 (File No. 001-42671))

4.3*	Form of Certificate of Designation of Preferred Stock

4.4*	Form of Depositary Agreement (including form of Deposit Certificate)

4.5	Form of Indenture (including form of Note)

4.6*	Form of Warrant Agreement (including form of Warrant)

4.7*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate)

4.8*	Form of Unit Agreement (including form of Unit Certificate)

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Circle Internet Group, Inc.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Circle Reserve Fund

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon as trustee for the form of Indenture

107	Calculation of filing fee table

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Section 310(a) of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 5, 2026.

Circle Internet Group, Inc.

By:	/s/ Jeremy Allaire
Name: Jeremy Allaire
Title: Chief Executive Officer

Each person whose signature appears below constitutes and appoints Jeremy Allaire, Jeremy Fox-Geen, Heath Tarbert, Sarah K. Wilson and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2026.

/s/ Jeremy Allaire Jeremy Allaire	Chairman and Chief Executive Officer (principal executive officer)

/s/ Jeremy Fox-Geen Jeremy Fox-Geen	Chief Financial Officer (principal financial officer)

/s/ Tamara Schulz Tamara Schulz	Chief Accounting Officer (principal accounting officer)

/s/ Craig Broderick Craig Broderick	Lead Independent Director

/s/ M. Michele Burns M. Michele Burns	Director

/s/ Bradley Horowitz Bradley Horowitz	Director

/s/ Kirk Koenigsbauer Kirk Koenigsbauer	Director

/s/ P. Sean Neville P. Sean Neville	Director

/s/ Danita Ostling Danita Ostling	Director

/s/ Adam Selipsky Adam Selipsky	Director